UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 29, 2011 (April 26, 2011)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2011, EV Energy Partners, L.P. (the “Partnership”) announced that it had entered into a second amended and restated five year $1 billion senior secured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent, BNP Paribas and Wells Fargo Bank, N.A as Co-Syndication Agents and Compass Bank and Citibank, N.A. as Co-Documentation Agents for the lenders named therein.  The Credit Agreement will mature on April 26, 2016.  Borrowings under the Credit Agreement are limited to a borrowing base, initially established as $600 million and scheduled to be redetermined every six months starting October 1, 2011, and shall bear interest at the rates specified in the agreement. At the Partnership’s election, interest on borrowings under the Credit Agreement are determined by reference to either LIBOR plus an applicable margin between 1.75% and 2.75% per annum or the Alternate Base Rate (“ABR”) plus an applicable margin between 0.75% and 1.75% per annum, depending on the amount borrowed under the facility.  Interest is generally payable quarterly for any ABR loans and at the applicable maturity date for LIBOR loans.

The Credit Agreement also provides for optional and mandatory prepayments and affirmative and negative covenants.  The Ratio of Total Debt to EBITDAX covenant was increased to 4.25x from 4.0x. In addition, the Partnership has increased flexibility to enter into commodity price hedges.

The Credit Agreement is guaranteed by the Partnership and its operating subsidiaries and is secured by a first priority lien on substantially all of the Partnership’s assets and the assets of its subsidiaries.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement a copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.  We used the initial borrowings under the Credit Agreement to pay off in full all borrowings outstanding under the Partnership’s amended and restated senior secured credit facility with JPMorgan Chase Bank, N.A., as administrative agent for the lenders named therein, dated as of October 1, 2007. We currently have $412.5 million of additional borrowing capacity available under the Credit Agreement.

Item 7.01. Regulation FD Disclosure.

On April 27, 2011, the Partnership issued a press release announcing entry into a Second Amended and Restated Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and  shall not be deemed to be “filed” for purposes of Section 19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Credit Agreement, dated as of April 26, 2011 by and among EV Energy Partners, L.P., EV Properties, L.P., and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders named therein.

99.1	Press Release dated April 27, 2011, regarding the Second Amended and Restated Credit Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: April 29, 2011	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

10.1	Credit Agreement, dated as of April 26, 2011 by and among EV Energy Partners, L.P., EV Properties, L.P., and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders named therein.

99.1	Press Release dated April 27, 2011, regarding the Second Amended and Restated Credit Agreement